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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-71324

PROSPECTUS SUPPLEMENT
 (To prospectus dated January 24, 2002)

$500,000,000 NIKE, Inc. Medium-Term Notes Due Nine Months or More from Date of Issue

                  The Company: NIKE, Inc. Our principal executive office is located at One Bowerman Drive, Beaverton, Oregon 97005 and our telephone number is (503) 671-6453.

                  Terms: We plan to offer and sell Notes with various terms, including the following:

• Ranking as senior indebtedness of the Company

• Stated maturities of 9 months or more from date of issue

• Redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the Company or Noteholders

• Payments in U.S. dollars or one or more foreign currencies

• Minimum denominations of $1,000 or other specified denominations for foreign currencies

• Book-entry (through The Depository Trust Company) or certificated form

• Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

                  • CD rate

                  • CMT rate

                  • Commercial paper rate

                  • Eleventh district cost of funds rate

                  • Federal funds rate

                  • LIBOR

                  • Prime rate

                  • Treasury rate

• Interest payments on fixed rate Notes on each June 1 and December 1

• Interest payments on floating rate Notes on a monthly, quarterly, semiannual or annual basis

                  We will specify the final terms for each Note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

                  Investing in the Notes involves certain risks. See "Risk Factors" on page S-5.

	Public Offering Price(1)	Agents' Discounts and Commissions(2)	Proceeds to NIKE, Inc.
Per Note	100%	.125%-.750%	99.875%-99.250%
Total(3)	$500,000,000	$625,000-$3,750,000	$499,375,000-$496,250,000

                  (1)  Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable pricing supplement.

                  (2)  Before deducting estimated expenses of $350,000 payable by NIKE.

                  (3)  Or the equivalent thereof in one or more foreign currencies.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                  We may sell Notes to the Agents referred to below as principal for resale at varying or fixed offering prices or through the Agents as agent using their reasonable efforts on our behalf. We may also sell Notes without the assistance of any Agent.

                  If we sell other securities referred to in the accompanying prospectus, we may be limited in offering and selling the entire amount of Notes referred to in this prospectus supplement.

Merrill Lynch & Co.

Banc of America Securities LLC		Salomon Smith Barney
Banc One Capital Markets, Inc.	HSBC	Tokyo-Mitsubishi International plc
Commerzbank Securities		Fleet Securities, Inc.
Scotia Capital		U.S. Bancorp Piper Jaffray

The date of this prospectus supplement is May 29, 2002.

Prospectus Supplement

              You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any Agent is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of its date, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement, or any sales of the Notes.

              References in this prospectus supplement to "NIKE", "the Company," "we," "us" or "our" are to NIKE, Inc. and its consolidated subsidiaries, unless the context otherwise requires or as otherwise expressly stated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

              Certain written and oral statements in this prospectus supplement, including the documents that we incorporate by reference, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe", "anticipate", "expect", "estimate", "project", "will be", "will continue", "will result", or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. We detail the risks and uncertainties from time to time in reports we file with the Securities and Exchange Commission, including Forms 8-K, 10-Q, and 10-K, and include, among others, the following:

  •
  international, national and local general economic and market conditions;

  •
  the size and growth of the overall athletic footwear, apparel, and equipment markets;

  •
  intense competition among designers, marketers, distributors and sellers of athletic footwear, apparel and equipment for consumers and endorsers;

  •
  demographic changes;

  •
  changes in consumer preferences;

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  popularity of particular designs, categories of products and sports;

  •
  seasonal and geographic demand for our products;

  •
  the size, timing and mix of purchases of our products;

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  fluctuations and difficulty in forecasting operating results, including, without limitation, the fact that advance "futures" orders may not be indicative of future revenues due to the changing mix of futures and at-once orders or due to changing cancellation rates;

  •
  our ability to sustain, manage or forecast our growth and inventories;

  •
  new product development and introduction;

  •
  our ability to secure and protect trademarks, patents and other intellectual property;

  •
  performance and reliability of our products;

  •
  our customer service;

  •
  adverse publicity;

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  the loss of significant customers or suppliers;

  •
  our dependence on distributors;

  •
  business disruptions;

  •
  increased costs of freight and transportation to meet delivery deadlines;

  •
  changes in our business strategy or development plans;

  •
  general risks associated with doing business outside the United States, including, without limitation, import duties, tariffs, quotas and political and economic instability;

  •
  changes in government regulations;

  •
  any liability and other claims asserted against us;

  •
  our ability to attract and retain qualified personnel; and

  •
  other factors referenced or incorporated by reference in this prospectus supplement and the accompanying prospectus and other filings with the Securities and Exchange Commission.

              These risks are not exhaustive. Other sections of this prospectus supplement may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

RISK FACTORS

              Your investment in the Notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

Notes Indexed to Interest Rate, Currency or Other Indices or Formulas May Have Risks Not Associated With a Conventional Debt Security

              If you invest in Notes indexed to one or more interest rate, currency or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

              If your Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. In addition, if your Notes are subject to mandatory redemption, we may be required to redeem your Notes also at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Notes being redeemed.

There May Not Be Any Trading Market For Your Notes; Many Factors Affect the Trading and Market Value of Your Notes

              Upon issuance, your Notes will not have an established trading market. We cannot assure you that a trading market for your Notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your Notes. These factors include:

  •
  the complexity and volatility of the index or formula applicable to your Notes,

  •
  the method of calculating the principal, premium and interest in respect of your Notes,

  •
  the time remaining to the maturity of your Notes,

  •
  the outstanding amount of Notes related to your Notes,

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  any redemption features of your Notes,

  •
  the amount of other debt securities linked to the index or formula applicable to your Notes, and

  •
  the level, direction and volatility of market interest rates generally.

              There may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. In addition, Notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase Notes unless you understand and know you can bear all of the investment risks involving your Notes.

Foreign Currency Notes Are Subject to Exchange Rate and Exchange Control Risks

              If you invest in Notes that are denominated and/or payable in a currency other than U.S. dollars ("Foreign Currency Notes"), you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars, including the possibility of material changes in the exchange rate between U.S. dollars and the applicable foreign currency and the imposition or modification of exchange controls by the applicable governments. We have no control over the factors that generally affect these risks, including economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your Foreign Currency Notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your Foreign Currency Notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your Foreign Currency Notes and, generally, in the U.S. dollar equivalent market value of your Foreign Currency Notes.

              Governmental exchange controls could affect exchange rates and the availability of the payment currency for your Foreign Currency Notes on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date due to circumstances beyond our control. In these cases, we will be allowed to satisfy our obligations in respect of your Foreign Currency Notes in U.S. dollars.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

              The credit ratings of our medium term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your Notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, your Notes.

DESCRIPTION OF THE NOTES

              We will issue the Notes as a series of Debt Securities under an Indenture, dated as of December 13, 1996, as amended or modified from time to time (the "Indenture"), with Bank One Trust Company, National Association (successor in interest to the First National Bank of Chicago), as trustee (the "Trustee"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus, the Notes or the Indenture, as the case may be. The term "Debt Securities," as used in this prospectus supplement, refers to all debt securities, including the Notes, issued and issuable from time to time under the Indenture. The following description of Notes will apply to each Note offered hereby unless otherwise specified in the applicable pricing supplement.

              In this section and in the section "Description of Debt Securities" in the accompanying prospectus, "we," "our" and "us" mean NIKE, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

General

              The Notes will be unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The Indenture does not limit the aggregate amount of Debt Securities that we may issue thereunder. Accordingly, we may issue Debt Securities from time to time in one or more series up to the aggregate initial offering price authorized by us for the particular series. We may, from time to time, without the consent of the registered holders of the Notes, issue medium-term notes that are part of the same series as the Notes or other Debt Securities under the Indenture in addition to the $500,000,000 aggregate initial offering price of Notes offered hereby. In addition, we may, from time to time, without the consent of the registered holders of the Notes, issue additional Notes or other Debt Securities having the same terms as previously issued Notes (other than the date of issuance, the first interest payment date, the date interest, if any, begins to accrue and the offering price, which may vary) that will form a single issue with the previously issued Notes.

              The Notes are currently limited to up to $500,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign currencies. However, the $500,000,000 aggregate initial offering price of Notes offered hereby may be reduced by our sale of other securities referred to in the accompanying prospectus. Notes that bear interest will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable pricing supplement. We may also issue Discount Notes, Indexed Notes and Amortizing Notes, as specified in the applicable pricing supplement.

              Each Note will mature on any day nine months or more from its date of issue (the "Stated Maturity Date"), as specified in the applicable pricing supplement, unless its principal (or, any installment of principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our option, notice of the registered holder's option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the particular Note or installment of principal becomes due and payable, whether by declaration of acceleration, call for redemption or otherwise, as the case may be, is referred to as the "Maturity Date" with respect to the principal of the particular Note or installment of principal repayable on that date).

              Unless otherwise specified in the applicable pricing supplement, the Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. The Notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect of these Notes may be made in, one or more foreign currencies. See "Special Provisions Relating to Foreign Currency Notes—Payment of Principal, Premium, if Any, and Interest, if Any." The currency in which a Note is denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the "Specified Currency" with respect to the particular Note. References to "United States dollars", "U.S. dollars" or "$" are to the currency of the United States of America (the "United States").

              You will be required to pay for your Notes in the Specified Currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. The Agent from or through which a Foreign Currency Note is purchased may be prepared to arrange for the conversion of United States dollars into the Specified Currency in order to enable you to pay for your Foreign Currency Note, provided that you make a request to that Agent on or prior to the fifth Business Day (as defined below) preceding the date of delivery of the particular Foreign Currency Note, or by any other day determined by that Agent. Each conversion will be made by an Agent on the terms and subject to the conditions, limitations and charges as that Agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your Foreign Currency Note. See "Special Provisions Relating to Foreign Currency Notes."

              Interest rates that we offer on the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of Notes from time to time, but no change of terms will affect any Note we have previously issued or as to which we have accepted an offer to purchase.

              We will issue each Note as a Book-Entry Note represented by one or more fully registered Global Securities or as a fully registered certificated note. The minimum denominations of each Note other than a Foreign Currency Note will be $1,000 and integral multiples of $1,000, while the minimum denominations of each Foreign Currency Note will be specified in the applicable pricing supplement.

              We will make payments of principal of, and premium, if any, and interest, if any, on, Book-Entry Notes through the Trustee to the Depositary. See "—Book-Entry Notes." In the case of certificated notes, we will make payments of principal of, and premium, if any, on, the Maturity Date in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an Optional Repayment Date, upon submission of a duly completed election form if and as required by the provisions described below) at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the offices of the affiliate of the Trustee in New York City, First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, New York, New York 10005. We will make payments of interest, if any, on the Maturity Date of a certificated note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. We will make payments of interest, if any, on a certificated note on any Interest Payment Date (as defined below) other than the Maturity Date by check mailed to the address of the registered holder entitled thereto appearing in the Security Register. Notwithstanding the foregoing, we will make payments of interest, if any, on any Interest Payment Date other than the Maturity Date to each registered holder of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the particular Specified Currency) or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 days prior to the particular Interest Payment Date. Any wire transfer instructions received by the Trustee shall remain in effect until revoked by the applicable registered holder. For special payment terms applicable to Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes—Payment of Principal, Premium, if any, and Interest, if any."

              "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day must also be a London Banking Day (as defined below). "London Banking Day" means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined below)) in London.

              "Principal Financial Center" means, as applicable:

  •
  the capital city of the country issuing the Specified Currency; or

  •
  the capital city of the country to which the LIBOR Currency relates;

provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

              Book-Entry Notes may be transferred or exchanged only through the Depositary. See "—Book-Entry Notes." Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the Trustee. No service charge will be imposed for any such registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).

Covenants

              The following covenant replaces the covenant of the same name in the accompanying prospectus.

Consolidation, Merger and Sale of Assets:

              The Indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person") unless:

  •
  we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on such series of securities and under the Indenture;

  •
  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing under the Indenture; and

  •
  certain other conditions are met.

              The foregoing will not prohibit a merger of any of our Subsidiaries with or into NIKE or a merger effected solely for the purpose of reincorporating NIKE in another jurisdiction.

Defeasance

              The provisions described under "Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances" in the accompanying prospectus are applicable to the Notes. If we effect covenant defeasance with respect to the Notes as described under the subcaption "—Defeasance of Certain Covenants" in the accompanying prospectus, then the Event of Default described under "Description of Debt Securities—Event of Default" with respect to defaults under our Debt or Debt of any Subsidiary, and the covenants described above under "—Covenants," as well as certain other covenants set forth in the Indenture, will cease to be applicable to the Notes.

Redemption at the Option of the Company; No Sinking Fund

              If an initial redemption date is specified in the applicable pricing supplement, we may redeem the particular Notes prior to their Stated Maturity Date at our option on any date on or after that initial redemption date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the date of redemption. We must give written notice to registered holders of the particular Notes to be redeemed at our option not more than 60 nor less than 30 days prior to the date of redemption. "Redemption Price", with respect to a Note, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a Note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof to be redeemed. For a discussion of the redemption of Discount Notes, see "—Discount Notes."

              The Notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment at the Option of the Holder

              If one or more Optional Repayment Dates are specified in the applicable pricing supplement, registered holders of the particular Notes may require us to repay those Notes prior to their Stated Maturity Date on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount thereof to be repaid, together with unpaid interest accrued thereon to the date of repayment. A registered holder's exercise of the repayment option will be irrevocable. For a discussion of the repayment of Discount Notes, see "—Discount Notes."

              For any Note to be repaid, the Trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 days prior to the date of repayment, the particular Notes to be repaid and:

  •
  in the case of a certificated note, the form entitled "Option to Elect Repayment" duly completed; or

  •
  in the case of a Book-Entry Note, repayment instructions from the applicable actual purchaser of each Book-Entry Note represented by a Global Security (a "Beneficial Owner") to the Depositary and forwarded by the Depositary.

              Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners of Global Securities that desire to have all or any portion of the Book-Entry Notes represented thereby repaid must instruct the Participant (as defined below) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the Trustee as aforesaid. In order to ensure that these instructions are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before that Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult their Participants for the respective deadlines. All instructions given to Participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time repayment instructions are given, each Beneficial Owner shall cause the Participant through which it owns its interest to transfer the Beneficial Owner's interest in the Global Security representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "—Book-Entry Notes."

              If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of Notes at the option of the registered holders thereof.

              We may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the Trustee for cancellation.

Interest

              Each interest-bearing Note will bear interest from its date of issue at the rate per year, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid. We will make interest payments in respect of Fixed Rate Notes and Floating Rate Notes in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

              Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. The first payment of interest on any Note originally issued between a Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the registered holder on the next succeeding Record Date. The "Record Date" shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date.

    Fixed Rate Notes

              Interest on Fixed Rate Notes will be payable on June 1 and December 1 of each year or on any other date(s) specified in the applicable pricing supplement (each, an "Interest Payment Date" with respect to Fixed Rate Notes) and on the Maturity Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

              If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

    Floating Rate Notes

              Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

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  the CD Rate,

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  the CMT Rate,

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  the Commercial Paper Rate,

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  the Eleventh District Cost of Funds Rate,

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  the Federal Funds Rate,

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  LIBOR,

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  the Prime Rate,

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  the Treasury Rate, or

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  any other Interest Rate Basis or interest rate formula as may be specified in the applicable pricing supplement.

              The applicable pricing supplement will specify certain terms of the Floating Rate Notes being offered thereby, including:

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  whether the Floating Rate Note is:

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      a "Regular Floating Rate Note,"

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      a "Floating Rate/Fixed Rate Note" or

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      an "Inverse Floating Rate Note,"
  •
  the Fixed Rate Commencement Date, if applicable,

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  Fixed Interest Rate, if applicable,

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  Interest Rate Basis or Bases,

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  Initial Interest Rate, if any,

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  Interest Reset Dates,

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  Interest Payment Dates,

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  Index Maturity,

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  Maximum Interest Rate and/or Minimum Interest Rate, if any,

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  Spread and/or Spread Multiplier, or

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  if one or more of the applicable Interest Rate Bases is LIBOR, the LIBOR Currency and LIBOR Page.

              The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

  •
  if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date, or

  •
  if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

              The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to a Floating Rate Note by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

              Regular Floating Rate Notes.    Unless a Floating Rate Note is designated as a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note, or as having an Addendum attached or having Other/Additional Provisions apply, in each case relating to a different interest rate formula, the particular Floating Rate Note will be a Regular Floating Rate Note and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

              Commencing on the first Interest Reset Date, the rate at which interest on a Regular Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

              Floating Rate/Fixed Rate Notes.    If a Floating Rate Note is designated as a Floating Rate/Fixed Rate Note, the particular Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on a Floating Rate/Fixed Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that:

  •
  the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate; and

  •
  the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

              Inverse Floating Rate Notes.    If a Floating Rate Note is designated as an "Inverse Floating Rate Note," the particular Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any;

provided, however, that interest on an Inverse Floating Rate Note will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on an Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

              Interest Reset Dates.    The applicable pricing supplement will specify the dates on which the rate of interest on a Floating Rate Note will be reset (each, an "Interest Reset Date"), and the period between Interest Reset Dates will be the "Interest Reset Period". The Interest Reset Dates will be, in the case of Floating Rate Notes which reset:

  •
  daily—each Business Day;

  •
  weekly—the Wednesday of each week, with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

  •
  monthly—the third Wednesday of each month, with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months specified in the applicable pricing supplement; and

  •
  annually—the third Wednesday of the month specified in the applicable pricing supplement;

provided however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date.

              If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, the particular Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding Business Day.

              Interest Determination Dates.    The interest rate applicable to an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "Interest Determination Date", which will be:

  •
  with respect to the Commercial Paper Rate, Federal Funds Rate and the Prime Rate—the Business Day immediately preceding the related Interest Reset Date;

  •
  with respect to the CD Rate and the CMT Rate—the second Business Day preceding the related Interest Reset Date;

  •
  with respect to the Eleventh District Cost of Funds Rate—the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below);

  •
  with respect to LIBOR—the second London Banking Day preceding the related Interest Reset Date; and

  •
  with respect to the Treasury Rate—the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

              The Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable Floating Rate Note on which each Interest Reset Basis is determinable.

              Calculation Dates.    Bank One Trust Company, National Association will be the "Calculation Agent." The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of a Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular Floating Rate Note. The "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of:

  •
  the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or

  •
  the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

              Maximum and Minimum Interest Rates. A Floating Rate Note may also have either or both of the following:

  •
  a maximum numerical limitation, or ceiling, that may accrue during any Interest Reset Period (a "Maximum Interest Rate"); and

  •
  a minimum numerical limitation, or floor, that may accrue during any Interest Reset Period (a "Minimum Interest Rate").

              In addition to any Maximum Interest Rate that may apply to a Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

              Interest Payments.    The applicable pricing supplement will specify the dates on which interest on Floating Rate Notes is payable (each, an "Interest Payment Date" with respect to Floating Rate Notes). The Interest Payment Dates will be, in the case of Floating Rate Notes which reset:

  •
  daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

  •
  annually—the third Wednesday of the month of each year specified in the applicable pricing supplement.

              In addition, the Maturity Date will also be an Interest Payment Date.

              If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

              All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

              With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period and will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes as to which the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of Floating Rate Notes as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for Floating Rate Notes as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable pricing supplement applied.

              The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

              CD Rate.    "CD Rate" means:

                  (1)  the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption "CDs (secondary market)", or

                  (2)  if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

                  (3)  if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

                  (4)  if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

              "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

              "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//www.federalreserve.gov/releases/H15/update, or any successor site or publication.

              CMT Rate.    "CMT Rate" means:

                  (1)  if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

                      (a)  the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7051"), for the particular Interest Determination Date, or

                      (b)  if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or

                      (c)  if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

                      (d)  if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

                      (e)  if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

                      (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

                      (g)  if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

                      (h)  if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

                  (2)  if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

                      (a)  the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

                      (b)  if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

                      (c)  if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

                      (d)  if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

                      (e)  if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

                      (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

                      (g)  if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

                      (h)  if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

              If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

              Commercial Paper Rate.    "Commercial Paper Rate" means:

                  (1)  the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper-Nonfinancial", or

                  (2)  if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial", or

                  (3)  if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

                  (4)  if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

              "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield	=	D × 360 360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

              Eleventh District Cost of Funds Rate.    "Eleventh District Cost of Funds Rate" means:

                  (1)  the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Moneyline Telerate (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7058") as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

                  (2)  if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

                  (3)  if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

              Federal Funds Rate.    "Federal Funds Rate" means:

                  (1)  the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"), or

                  (2)  if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation

    Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

                  (3)  if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or

                  (4)  if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

              LIBOR.    "LIBOR" means:

                  (1)  if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

                  (2)  if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

                  (3)  if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

                  (4)  if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

                  (5)  if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

              "LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

              "LIBOR Page" means either:

  •
  if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

  •
  if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

              Prime Rate.    "Prime Rate" means:

                  (1)  the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan", or

                  (2)  if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

                  (3)  if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

                  (4)  if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent, or

                  (5)  if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

              "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

              Treasury Rate.    "Treasury Rate" means:

                  (1)  the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT

    RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"), or

                  (2)  if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

                  (3)  if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

                  (4)  if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

                  (5)  if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

                  (6)  if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

                  (7)  if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

              "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield	=	D × N 360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

Other/Additional Provisions; Addendum

              Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/

Additional Provisions" on the face of the applicable Notes or in an Addendum relating to the applicable Notes, if so specified on the face of the applicable Notes, and, in each case, as specified in the applicable pricing supplement.

Discount Notes

              We may from time to time offer Notes ("Discount Notes") that have an Issue Price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of a Discount Note will be equal to the sum of:

  •
  the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of the applicable Discount Note, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

  •
  any unpaid interest accrued on the Discount Notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

              For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the Discount Note and an assumption that the maturity of a Discount Note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for the Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Indexed Notes

              We may from time to time offer Notes ("Indexed Notes") with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, in each case as specified in the applicable pricing supplement. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in Indexed Notes will be specified in the applicable pricing supplement. See also "Risk Factors—Notes Indexed to Interest Rate, Currency or Other Indicies or Formulas May Have Risks Not Associated with a Conventional Debt Security."

Amortizing Notes

              We may from time to time offer Notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such Amortizing Notes.

Book-Entry Notes

              We have established a depositary arrangement with The Depository Trust Company with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable pricing supplement.

              Upon issuance, all Book-Entry Notes of like tenor and terms will be represented by one or more Global Securities. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary.

              So long as the Depositary or its nominee is the registered holder of a Global Security, the Depositary or its nominee, as the case may be, will be the sole owner of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of certificated notes and will not be considered the registered holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if that Beneficial Owner is not a Participant, on the procedures of the Participant through which that Beneficial Owner owns its interest in order to exercise any rights of a registered holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

              Each Global Security representing Book-Entry Notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (1) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the Global Securities or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor to the Depositary within 90 days of such event, (2) we execute and deliver to the Trustee an Officers' Certificate to the effect that such Global Security shall be exchangeable for certificated notes or (3) an Event of Default with respect to the Notes shall have happened and be continuing under the Indenture. Upon any such exchange, the certificated notes shall be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.

              The following is based on information furnished by the Depositary:

              The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the Book-Entry Notes. Book-Entry Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC.

              DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

              Purchases of Book-Entry Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Notes on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in Book-Entry Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Notes, except in the event that use of the book-entry system for Book-Entry Notes is discontinued.

              To facilitate subsequent transfers, all Book-Entry Notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Book-Entry Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

              Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

              If applicable, redemption notices shall be sent to DTC. If less than all of the Book-Entry Notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

              Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Book-Entry Notes unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

              Redemption proceeds, distributions, and dividend payments on the Book-Entry Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the Trustee, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC nor its nominee, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

              A Beneficial Owner shall give notice to elect to have its Book-Entry Notes purchased or tendered, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Book-Entry Notes, on DTC's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Book-Entry Notes are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Book-Entry Notes to the Trustee's DTC account.

              DTC may discontinue providing its services as depository with respect to the Book-Entry Notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor depository is not obtained, certificated notes are required to be printed and delivered.

              We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificated notes will be printed and delivered.

              The information in this section concerning DTC and DTC's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

              Unless otherwise specified in the applicable pricing supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. We and the Agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their Foreign Currency Notes. These purchasers should consult their own financial and legal advisors with regard to these risks. See "Risk Factors—Exchange Rates and Exchange Controls."

Payment of Principal, Premium, if any, and Interest, if any

              Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on, a Foreign Currency Note in the Specified Currency. Any amounts so payable by us in the Specified Currency will be converted by the exchange rate agent named in the applicable pricing supplement (the "Exchange Rate Agent") into United States dollars for payment to the registered holders thereof unless otherwise specified in the applicable pricing supplement or a registered holder elects, in the manner described below, to receive these amounts in the Specified Currency.

              Any United States dollar amount to be received by a registered holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all registered holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of Foreign Currency Notes by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

              Registered holders of Foreign Currency Notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the Trustee on or prior to a Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Registered holders of Foreign Currency Notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

              Unless otherwise specified in the applicable pricing supplement, if the Specified Currency is other than United States dollars, a Beneficial Owner of a Global Security which elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of its election. The applicable Participant must notify the Depositary of its election on or prior to the third Business Day after the applicable Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Trustee of that election on or prior to the fifth Business Day after the applicable Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the applicable Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the Trustee, on or prior to such dates, then the applicable Beneficial Owner will receive payments in the Specified Currency.

              We will make payments of the principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in United States dollars in the manner specified herein with respect to Notes denominated in United States dollars. See "Description of Notes—General." We will make payments of interest, if any, on Foreign Currency Notes which are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date by check mailed to the address of the registered holders of their Foreign Currency Notes as they appear in the Security Register, subject to the right to receive these interest payments by wire transfer of immediately available funds under the circumstances described under "Description of Notes—General." We will make payments of principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in the Specified Currency on the Maturity Date by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Note is presented and surrendered at the office or agency maintained by the Company for this purpose in the Borough of Manhattan, The City of New York, in time for the Trustee to make these payments in accordance with its normal procedures.

Availability of Specified Currency

              If the Specified Currency for Foreign Currency Notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the registered holders of these Foreign Currency Notes by making payments in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

              The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

              All determinations made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the Foreign Currency Notes.

Judgments

              Under current New York law, a state court in the State of New York would be required to render a judgment in respect of a Foreign Currency Note in the Specified Currency, and a judgment in the Specified Currency would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, registered holders of Foreign Currency Notes would be subject to exchange rate fluctuations between the date of entry of a foreign currency judgment and the time when the amount of the foreign currency judgment is paid in United States dollars and converted by the applicable registered holder into the Specified Currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

              We will indemnify the registered holder of any Note against any loss incurred as a result of any judgment or order being given or made for any amount due under the particular Note and that judgment or order requiring payment in a currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between:

  •
  the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order; and
  •
  the rate of exchange at which the registered holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

              The following summary describes the principal United States Federal income tax consequences to you of purchasing, owning and disposing of the Notes. This summary is based on the Code, legislative history, administrative pronouncements and practices of the Internal Revenue Service, judicial decisions and final, temporary and proposed Treasury regulations. Future changes, legislation, Treasury regulations, administrative interpretations and practices and court decisions may adversely affect, perhaps retroactively, the tax consequences contained in this discussion. Thus, we can provide no assurance that the tax consequences contained in this discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if challenged by the Internal Revenue Service.

              This summary deals only with Notes held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except to the extent discussed under the heading "Non-United States Holders" or where specifically noted. Holders receiving special treatment include, without limitation:

  •
  financial institutions, banks and thrifts,
  •
  insurance companies,
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  tax-exempt organizations,
  •
  "S" corporations,
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  regulated investment companies,
  •
  real estate investment trusts,
  •
  foreign corporations or partnerships, and persons who are not residents or citizens of the United States,
  •
  dealers in securities or currencies,
  •
  persons holding Notes as a hedge against currency risks or as a position in a straddle, or
  •
  persons whose functional currency is not the United States dollar.

This discussion also does not deal with holders other than original purchasers, except where otherwise specifically noted.

              State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Because the exact pricing and other terms of the Notes will vary, no assurance can be given that the considerations described below will apply to a particular issuance of Notes. Certain material United States Federal income tax consequences relating to the ownership of particular Notes, where applicable, will be summarized in the pricing supplement relating to such Notes. Persons considering the purchase of Notes should consult their tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any state, local or foreign taxing jurisdiction.

              As used in this section, the term "United States Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes either:

  •
  a citizen or resident of the United States,
  •
  a corporation, or a partnership, including an entity treated as a corporation or partnership for United States Federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise,
  •
  an estate the income of which is subject to United States Federal income taxation regardless of its source,
  •
  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of such trust, or
  •
  any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business.

Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to be treated as United States persons, shall also be considered United States Holders. If you hold a Note and are not a United States holder, you are a "non-United States holder."

United States Holders

    Taxation of Interest

              The taxation of interest on a medium-term Note depends on whether it constitutes "qualified stated interest" (as defined below). Interest on a medium-term Note that constitutes qualified stated interest is includible in a United States Holder's income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States Holder's income under the rules described below under "Original Issue Discount," regardless of such holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a medium-term Note with a maturity of one year or less from its issue date (a "Short-Term Note") is included in a United States Holder's income under the rules described below under "Short-Term Notes."

              Fixed Rate Notes.    Interest on a Fixed Rate Note will generally constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate. If a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

              Floating Rate Notes and Indexed Notes ("Variable Notes").    Interest on a Variable Note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by us) at least annually will constitute "qualified stated interest" if the Note is a "variable rate debt instrument" ("VRDI") under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate" (each as defined below). If the Note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest." See "Original Issue Discount—Variable Notes that are VRDIs," below.

              Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate.    A Note is a VRDI if all of the four following conditions are met. First, the "issue price" of the Note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (b) 15% of the total noncontingent principal payments.

              Second, the Note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

              Third, the Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

              Fourth, the Note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

              Subject to certain exceptions, a variable rate of interest on a Note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Note's issue date) will be treated as a single qualified floating rate. Despite the foregoing, a variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the Note).

              Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party) (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). Notwithstanding the

first sentence of this paragraph, a rate on a Note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

              If interest on a Note is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

    Original Issue Discount

              Original issue discount ("OID") with respect to a Note is the excess, if any, of the Note's "stated redemption price at maturity" over the Note's "issue price." A Note's "stated redemption price at maturity" is the sum of all payments provided by the Note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of Note is the first price at which a substantial amount of the Notes in the issuance that includes such Note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

              As described more fully below, United States Holders of Notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States Holder's tax basis in a Note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

              The amount of OID with respect to a Note will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a Note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the Note). If the amount of OID with respect to a Note is less than that amount, the OID that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the Note.

              Fixed Rate Notes.    In the case of OID with respect to a Fixed Rate Note, the amount of OID includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Note (including payments of qualified stated interest), produces an amount equal to the issue price of the Note. The yield to maturity is constant over the term of the Note and, when expressed as a percentage, must be calculated to at least two decimal places.

              Second, the term of the Note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

              Third, the total amount of OID on the Note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the Note at the beginning of the accrual period and the yield to maturity of the Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Note, the amount of OID previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium," as those terms are defined below under "Premium and Acquisition Premium."

              Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

              A United States Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such holder held Notes. In general, under the constant yield method described above, United States Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

              Variable Notes that are VRDIs.    The taxation of OID (including interest that does not constitute qualified stated interest) on a Variable Note will depend on whether the Note is a "VRDI," as that term is defined above under "Taxation of Interest—Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate."

              If a VRDI provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof, any stated interest on the Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute "qualified stated interest" and will be taxed accordingly. Thus, this type of VRDI will generally not be treated as having been issued with OID unless the VRDI is issued at a "true" discount (i.e., at a price below the VRDI's stated principal amount) in excess of a specified de minimis amount. OID on such a VRDI arising from "true discount" is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (a) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (b) in the case of an objective rate (other than a qualified inverse floating rate), the fixed rate that reflects the yield that is reasonably expected for the Note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

              If a Note that is a VRDI does not provide for interest at a single variable rate as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

              First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

              Second, determine the fixed rate substitute for each variable rate provided by the Note (or determined to be provided by the Note under the first step above). The fixed rate substitute for each qualified floating rate provided by the Note is the value of that qualified floating rate on the issue date. If the Note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the Note.

              Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the Note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the Note.

              Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for fixed rate Notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount—Fixed Rate Notes," above.

              Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

              Variable Notes that are not VRDIs.    Variable Notes that are not VRDIs ("Contingent Notes") will be taxable under the rules applicable to contingent payment debt instruments (the "Contingent Debt Regulations"). Under these Treasury regulations, any contingent and noncontingent interest payments would be includible in income in a taxable year based on a projected payment schedule whether or not the amount of any payment is fixed or determinable in that year. To determine the amount of interest includible in the holder's income, we are required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the applicable federal rate.

              Second, solely for tax purposes, we construct a projected schedule of payments determined under the Contingent Debt Regulations for the Contingent Note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

              Third, under the usual rules applicable to OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent

Debt Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

              Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, as ordinary loss to the extent of the amount by which the United States Holder's total interest inclusions on the Contingent Notes exceeds the total amount of net negative adjustments treated as ordinary loss in prior taxable years. Any remaining excess will be a negative adjustment carryforward and treated as a negative adjustment in the succeeding year. If a Contingent Note is sold, exchanged, or retired, any negative adjustment carryforward from the prior year will reduce the United States Holder's amount realized on the sale, exchange or retirement.

              We are required to provide each holder of a Contingent Note with the Schedule described above. If we do not create a Schedule or the Schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the Internal Revenue Service, the United States Holder must make such disclosure on a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the Contingent Note was acquired.

              In general, any gain realized by a United States Holder on the sale, exchange or retirement of a Contingent Note is interest income. In general, any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such holder's prior interest inclusions on the Contingent Note (net of negative adjustments treated as ordinary loss in price taxable years). Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

              Other Rules.    Certain Notes having OID may be redeemed prior to maturity or may be repayable at the option of the holder. Such Notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such Notes with a redemption or repayment feature should consult their tax advisors with respect to such feature since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased Note.

              The Treasury Regulations relating to the tax treatment of OID contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of Note is issued in connection with the same transaction or related transactions, such Notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable prospectus supplement, we do not expect to treat different types of Notes as being subject to the aggregation rules for purposes of computing OID.

    Market Discount

              If a United States Holder acquires a Note having a maturity date of more than one year from the date of its issuance and has a tax basis in the Note that is, in the case of a Note that does not have OID, less than its issue price (or, in the case of a subsequent purchase, its stated redemption price at maturity), or, in the case of a Note that has OID, less than its adjusted issue price as of the date of acquisition (as defined above), the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than .0025 multiplied by the stated

redemption price at maturity of the Note multiplied by the number of complete years to maturity (from the date of acquisition).

              Under the market discount rules of the Code, a United States Holder is required to treat any principal payment (or, in the case of a Note that has OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such Note is disposed of by the United States Holder in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income by the United States Holder as if such holder had sold the medium-term Note at its then fair market value.

              In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

              A United States Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extend the interest expense exceeds an allocable portion of market discount. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the Internal Revenue Service. A United States Holder's tax basis in a Note will be increased by the amount of market discount included in the holder's income under the election.

              In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is less than the Contingent Note's adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of these rules to Contingent Notes.

    Premium and Acquisition Premium

              If a United States Holder purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the date of acquisition (other than payments of qualified stated interest), the holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to the excess, and generally will not be required to include any OID in income. Generally, a United States Holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "Original Issue Discount"), over the remaining term of the Note (where the Note is not redeemable prior to its maturity date). In the case of Notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the United States Holder will exercise or not exercise its redemption rights in a manner that maximizes the United States Holder's yield. A United States Holder who elects to amortize bond premium must reduce such holder's tax basis in the Note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held by the holder during or after the taxable year for which the election is made and may be revoked only with the consent of the Internal Revenue Service.

              If a United States Holder purchases a Note issued with OID at an "acquisition premium," the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A Note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest and (b) greater than the Note's "adjusted issue price" (as described above under "Original Issue Discount—Fixed Rate Notes").

              If a Note is purchased at an acquisition premium, the United States Holder reduces the amount of OID otherwise includible in income during an accrual period by an amount equal to (a) the amount of OID otherwise includible in income multiplied by (b) a fraction, the numerator of which is the excess of the adjusted basis of the Note immediately after its acquisition by the purchaser over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

              As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the United States Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

              In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is greater than the Contingent Note's adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of these rules to Contingent Notes.

    Short-Term Notes

              A Short-Term Note will be treated as having been issued with OID if the stated redemption price at maturity exceeds the issue price of the Note. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding. Any interest payable on the obligation (other than OID) is included in gross income as it accrues.

              United States Holders of a Short-Term Note who use the cash method of accounting and certain other United States Holders are not required to accrue OID for federal income tax purposes, unless the holder elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued OID and accrued interest that is payable but that have not been included in gross income), until such deferred interest income is realized. A United States Holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the United States Holder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the Internal Revenue Service. A United States Holder's tax basis in a Short-Term Note is increased by the amount included in such holder's income on such a Note.

    Election to Treat All Interest as OID

              United States Holders may elect to include in gross income all interest that accrues on a Note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a Note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments with amortizable bond premium held by the holder during or after the taxable year for which the election is made and may be revoked only with the permission of the Internal Revenue Service. Similarly, such an election for a Note with market discount will result in a deemed election to accrue market discount in income currently for such Note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the Internal Revenue Service. A United States Holder's tax basis in a Note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

    Integration of Notes with Other Financial Instruments

              Any United States Holder of Notes that also acquires or has acquired any financial instrument which, in combination with such Notes, would permit the calculation of a single yield to maturity or could generally constitute a VRDI of an equivalent term, may in certain circumstances treat such Notes and such financial instrument as an integrated debt instrument for purposes of the Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining OID, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, under the Contingent Debt Regulations, the Internal Revenue Service may require in certain circumstances that a United States Holder who owns Notes integrate such Notes with a financial instrument held or acquired by such holder or a related party. United States Holders should consult their tax advisors as to such possible integration.

    Sale or Exchange of Notes

              A United States Holder generally will recognize gain or loss upon the sale or exchange of a Note equal to the difference between the amount realized upon such sale or exchange and the United States Holder's adjusted basis in the Note. The adjusted basis in the Note generally will equal the cost of the Note, increased by OID, acquisition discount or market discount previously included in income in respect thereof, and reduced (but not below zero) by any payments on the Note other than payments of qualified stated interest and by any premium that the United States Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the Note was held as a capital asset, except as provided under "Market Discount," "Short-Term Notes" and "Original Issue Discount—Variable Notes that are not VRDIs," above. Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note. For non-corporate taxpayers, capital gain realized on the disposition of an asset (including a medium-term Note) held for more than one year is taxed at a maximum rate of 20%. Capital gain on the disposition of an asset (including a medium-term Note) held for not more than one year is taxed at the rates applicable to ordinary income. The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

    Notes Denominated, or in Respect of Which Interest Is Payable, in a Foreign Currency

              As used in this prospectus supplement, "Foreign Currency" means a currency or currency unit other than U.S. dollars.

              Payments of Interest in a Foreign Currency.    A United States Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a Note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the United States Holder's tax basis in such Foreign Currency.

              A United States Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A United States Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the United States Holder and may not be changed without the consent of the Internal Revenue Service. A United States Holder should consult a tax advisor before making the above election. A United States Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

              Purchase, Sale, Exchange, Redemption and Retirement of Notes.    A United States Holder who purchases a Note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United State Holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Note, determined on the date of purchase. Except as discussed above with respect to Short-Term Notes, upon the sale, exchange, redemption or retirement of a Note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and such United States Holder's adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the United States Holder's income) and would be long-term capital gain or loss if the holding period for the Notes is more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a United States Holder receives Foreign Currency on such a sale, exchange, redemption or retirement, the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the Note is disposed of (or deemed disposed of in the case of a taxable exchange of the Note for a new Note). In the case of a Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis United States Holder (or, upon election, an accrual basis United States Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such Note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A United States Holder's tax basis in a Note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such Note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

              Gain or loss realized upon the sale, exchange, redemption or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency purchase price of the Note, determined on the date such payment is received or the Note is disposed of, and the U.S. dollar value of the Foreign Currency purchase price of the Note, determined on the date the United States Holder acquired the Note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States Holder on the sale, exchange or retirement of the Note.

              Original Issue Discount.    In the case of a Note issued with OID or Short-Term Note, (a) OID is determined in units of the Foreign Currency, (b) accrued OID is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency—Accrual Method" above and (c) the amount of Foreign Currency gain or loss on the accrued OID is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of OID accrued, as translated above.

              Premium and Market Discount.    In the case of a Note with market discount, (a) market discount is determined in units of the Foreign Currency, (b) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (c) accrued market discount currently includible in income by a United States Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in "Payments of Interest in a Foreign Currency—Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

              With respect to a Note issued with amortizable bond premium, such premium is computed in the units of Foreign Currency in which such Note is denominated (or in which the payments are determined) and reduces interest income in units of the Foreign Currency. Although not entirely clear, a United States Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the Note. With respect to any U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will consitite a loss when the bond matures.

              Exchange of Foreign Currencies.    A United States Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a United States Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

    Backup Withholding and Information Reporting

              Information reporting and, in certain circumstances, backup withholding will apply to payments on or in respect of the Notes. Under section 3406 of the Code and applicable Treasury regulations, a United States holder of a Note may be subject to backup withholding at the rate of up to 31% with respect to payments made on the Notes as well as proceeds from the disposition of Notes unless the holder:

  •
  is a corporation or comes within other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

Amounts paid as backup withholding do not constitute an additional tax and will be credited against the United States Holder's United States Federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service. A United States holder of Notes who does not provide the payor with his or her correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

Non-United States Holders

    Payments of Interest

              Interest paid to a non-United States Holder will not be subject to United States Federal income taxes or withholding tax if such interest (including OID, if any) is not effectively connected with the conduct of a trade or business within the United States by such non-United States Holder and such non-United States Holder:

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  does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

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  is not a controlled foreign corporation related to the Company;

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  is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

  •
  the non-United States Holder appropriately certifies as to its foreign status. A non-United States Holder can generally meet this certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to the Withholding Agent (defined below). If the non-United States Holder holds the Notes through a financial institution or other agent acting on the holder's behalf, the holder may be required to provide appropriate documentation to the agent. The holder's agent will then generally be required to provide appropriate certifications to the Withholding Agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the Withholding Agent.

              If a non-United States Holder does not qualify for an exemption under these rules, interest income (including OID) may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such amount is paid. The payment of interest effectively connected with your United States trade or business, however, would not be subject to a 30% withholding tax so long as you provide the Withholding Agent an adequate certification (currently on Form W-8ECI), but such interest would be subject to United States Federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your United States trade or business, you may also be subject to a 30% branch profits tax.

              A "Withholding Agent" is the last United States payor (or a non-United States payor who is a qualified intermediary, United States branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-United States Holder (which itself is not a Withholding Agent).

    Sales or Exchanges of Notes

              If you are a non-United States Holder, you generally will not be subject to United States Federal income tax on any amount which constitutes capital gain upon retirement or disposition of a Note, unless any of the following is true:

  •
  your investment in the Notes is effectively connected with a United States trade or business;

  •
  if you are a non-United States Holder who is a nonresident alien individual holding the Note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which sale, redemption or other disposition takes place and certain other requirements are met; or

  •
  you are subject to provisions of United States tax laws applicable to certain United States expatriates.

If you have a United States trade or business and the investment in the Notes is effectively connected with such United States trade or business, the payment of the sales proceeds with respect to the Notes would be subject to United States Federal income tax on a net basis at the rate applicable to United States person generally. In addition, foreign corporations may be subject to a 30% branch profits tax if the investment in the Note is effectively connected with the foreign corporation's United States trade or business.

              Backup Withholding and Information Reporting.    No backup withholding or information reporting will generally be required with respect to interest on Notes paid to non-United States Holders if the beneficial owner of the Note provides a statement described above in "Non-United States Holders—Payment of Interest" or the non-United States Holder is an exempt recipient and, in each case, the payor does not have actual knowledge that the beneficial owner is a United States person.

              Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a Note effected outside of the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker is not:

  •
  a United States person, as defined in the Code;

  •
  a controlled foreign corporation for United States Federal income tax purposes;

  •
  a foreign partnership engaged in the conduct of a U.S. trade or business;

  •
  a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by U.S. persons; or

  •
  a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States.

Payment of the proceeds of any sale effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax or information reporting if such broker has documentary evidence in its records that the beneficial owner is a non-United States Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any sale of a Note effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the beneficial owner of the Note provides the statement described above in "Non-United States Holders—Payment of Interest" or otherwise establishes an exemption from back-up withholding.

              If you are a non-United States holder of Notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a refund or a credit against your federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

              We are offering the Notes on a continuing basis for sale to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Salomon Smith Barney Inc., Banc One Capital Markets, Inc., HSBC Securities (USA) Inc., Tokyo-Mitsubishi International plc, Commerzbank Capital Markets Corp., Fleet Securities, Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Piper Jaffray Inc. (the "Agents"). The Agents, individually or in a syndicate, may purchase Notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an Agent for that Agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an Agent, ranging from .125% to .750% of the principal amount of each Note, depending upon its stated maturity, sold through that Agent as our agent. We will negotiate commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent as our agent at the time of the related sale. In addition, we estimate our expenses incurred in connection with the offering and sale of the Notes, including reimbursement of certain of the Agents' expenses, total approximately $350,000.

              Unless otherwise specified in the applicable pricing supplement, any Note sold to an Agent as principal will be purchased by that Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An Agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

              We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through an Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

              Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your Notes in immediately available funds in the Specified Currency in The City of New York on the date of settlement. See "Description of Notes—General."

              Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that a secondary market for the Notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

              In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, the applicable Agents will be permitted to engage in certain transactions that stabilize the price of Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If those Agents create a short position in Notes, i.e., if they sell Notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of these type of purchases.

              Neither we nor any Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither we nor any Agent makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

              The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

              In the ordinary course of its business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, for which they have received, and may in the future receive, customary fees and expenses.

              From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of Notes offered hereby may be reduced as a result of these sales.

LEGAL MATTERS

              The validity of the Notes offered hereby will be passed upon for NIKE by Latham & Watkins, San Francisco, California and by James C. Carter, Esq., General Counsel of NIKE. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the Agents.

$1,000,000,000
NIKE, Inc. Debt Securities

        We may from time to time sell up to $1,000,000,000 aggregate initial offering price of our debt securities. These debt securities may consist of notes, debentures or other types of debt. We will provide specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2002.

        You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any accompanying prospectus supplement. We are offering to sell the securities, and seeking offers to buy the securities, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the date of this prospectus and the date of any accompanying prospectus supplement, regardless of the time of delivery of this prospectus or any sales of the securities. When we deliver this prospectus, we are not implying that the information is current as of the date of the delivery or sale. In this prospectus and any accompanying prospectus supplement, unless otherwise indicated, the "company," "we," "us" and "our" refer to NIKE, Inc. and its consolidated subsidiaries.

NIKE

        Our principal business activity involves the design, development and worldwide marketing of high quality footwear, apparel, accessories and equipment. We sell our products to approximately 17,000 retail accounts in the United States and through a mix of independent distributors, licensees and subsidiaries in approximately 140 countries around the world. We operate 25 distribution centers in North America, Europe, Asia, Latin America and Australia, and we also distribute through independent distributors and licensees.

        We were incorporated in 1968 under the laws of the state of Oregon. Our principal executive offices are located at One Bowerman Drive, Beaverton, Oregon 97005-6453, and our telephone number is (503) 671-6453.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with it (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        We have filed a registration statement and related exhibits with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Securities and Exchange Commission at prescribed rates.

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede that information. We incorporate by reference the following documents we filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (Securities and Exchange Commission file number 1-10635) (other than information in such documents that is deemed not to be filed):

  •
  Annual Report on Form 10-K for the year ended May 31, 2001 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2001 Annual Meeting of Shareholders);

  •
  Quarterly Report on Form 10-Q for the quarter ended August 31, 2001, as amended;

  •
  Quarterly Report on Form 10-Q for the quarter ended November 30, 2001;

  •
  Current Report on Form 8-K dated August 17, 2001;

  •
  Current Report on Form 8-K dated September 13, 2001; and

  •
  all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the securities (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission and other than information in such documents that is deemed not to be filed).

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Investor Relations
NIKE, Inc.
One Bowerman Drive
Beaverton, Oregon 97005-6453
(503) 671-6453

        You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain written and oral statements in this prospectus, including the documents that we incorporate by reference, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe", "anticipate", "expect", "estimate", "project", "will be", "will continue", "will result", or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. We detail the risks and uncertainties from time to time in reports we file with the Securities and Exchange Commission, including Forms 8-K, 10-Q, and 10-K, and include, among others, the following:

  •
  international, national and local general economic and market conditions;

  •
  the size and growth of the overall athletic footwear, apparel, and equipment markets;

  •
  intense competition among designers, marketers, distributors and sellers of athletic footwear, apparel and equipment for consumers and endorsers;

  •
  demographic changes;

  •
  changes in consumer preferences;

  •
  popularity of particular designs, categories of products and sports;

  •
  seasonal and geographic demand for our products;

  •
  the size, timing and mix of purchases of our products;

  •
  fluctuations and difficulty in forecasting operating results, including, without limitation, the fact that advance "futures" orders may not be indicative of future revenues due to the changing mix of futures and at-once orders or due to changing cancellation rates;

  •
  our ability to sustain, manage or forecast our growth and inventories;

  •
  new product development and introduction;

  •
  our ability to secure and protect trademarks, patents and other intellectual property;

  •
  performance and reliability of our products;

  •
  our customer service;

  •
  adverse publicity;

  •
  the loss of significant customers or suppliers;

  •
  our dependence on distributors;

  •
  business disruptions;

  •
  increased costs of freight and transportation to meet delivery deadlines;

  •
  changes in our business strategy or development plans;

  •
  general risks associated with doing business outside the United States, including, without limitation, import duties, tariffs, quotas and political and economic instability;

  •
  changes in government regulations;

  •
  any liability and other claims asserted against us;

  •
  our ability to attract and retain qualified personnel; and

  •
  other factors referenced or incorporated by reference in this prospectus and other filings with the Securities and Exchange Commission.

        These risks are not exhaustive. Other sections of this prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

USE OF PROCEEDS

        Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, refinancing of debt, working capital, capital expenditures and investments in subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for the periods indicated are as follows:

	Fiscal Year Ended May 31,
	1997	1998	1999	2000	2001
Ratio of earnings to fixed charges(1)	16.55	6.89	8.85	10.30	8.75

(1)
In accordance with the rules and regulations of the Securities and Exchange Commission, for purposes of computing the ratios of earnings to fixed charges, earnings represent income from operations before fixed charges and taxes, and is exclusive of capitalized interest. Fixed charges represent interest on indebtedness, amortization of debt discount and one-third of rental expense which is deemed to be representative of the interest factor. Interest expense includes interest both expensed and capitalized.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer under this prospectus up to $1,000,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $1,000,000,000. The debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, unless otherwise specified in the applicable prospectus supplement.

        The debt securities offered hereby will be issued under an indenture between us and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago) as trustee. We have summarized select portions of the indenture below. The summary is not complete. We have filed a copy of the indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary below have the meanings specified in the indenture.

        When we refer to "we," "our," "us" and NIKE in this section, we mean NIKE, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and detailed or determined in the manner provided in an officers' certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

  •
  the title of the debt securities;

  •
  the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which we will pay the principal on the debt securities;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of, premium, and interest on the debt securities will be payable;

  •
  the terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

  •
  the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the currency of denomination of the debt securities;

  •
  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

  •
  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.2)

        In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officers' certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security"), as described in the applicable prospectus supplement. Except as described under "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at the trustee's office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities, and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

        The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

        We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.14.6)

        We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. (Section 2.14.5) NIKE, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information in this section concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

        Unless we state otherwise in (a) the applicable prospectus supplement and in a supplement to the indenture, (b) a board resolution, or (c) an officers' certificate delivered pursuant to the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person"), and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

  •
  the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

  •
  certain other conditions are met. (Section 5.1)

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of or premium on any debt security of that series when due and payable;

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  default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  an event of default under any of our Debt (including a default with respect to debt securities of any series other than that series) or any Subsidiary, whether that Debt exists today or is created at a later date, if the default results from our failure to pay the Debt when it becomes due; the principal amount of the Debt, together with the principal amount of any other Debt in default for failure to pay principal at stated final maturity or the maturity of which has been accelerated, totals $100 million or more at any one time outstanding; and the Debt is not discharged or the acceleration is not rescinded or annulled within 10 days after we receive written notice as provided in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) An Event of Default may also be an event of default under our bank credit agreements in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain Events of Default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) For information as to waiver of defaults see the discussion under "—Modification and Waiver" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default and the continuation of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

        The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event or Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

  •
  change the amount of debt securities whose holders must consent to an amendment or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

  •
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities. (Section 9.3)

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the restrictive covenants contained in Sections 4.2, 4.3 through 4.6 and Section 5.1 of the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture; and

  •
  Events of Default under Section 6.1(e) of the indenture will not constitute a Default or an Event of Default with respect to the debt securities of that series.

        The conditions include:

  •
  depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

        Covenant Defeasance and Events of Default.    In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

        "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars:

  •
  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.10)

PLAN OF DISTRIBUTION

        We may sell securities to or through underwriters and also may sell securities directly to other purchasers or through agents.

        We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

        We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Latham & Watkins of San Francisco, California will issue an opinion about certain legal matters with respect to the securities for NIKE. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to NIKE, Inc.'s Annual Report on Form 10-K for the year ended May 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

NIKE, Inc.

Medium-Term Notes
Due Nine Months or More from Date of Issue

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Banc of America Securities LLC		Salomon Smith Barney
Banc One Capital Markets, Inc.	HSBC	Tokyo-Mitsubishi International plc
Commerzbank Securities		Fleet Securities, Inc.
Scotia Capital		U.S. Bancorp Piper Jaffray

May 29, 2002

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